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                                                           Exhibit 11.01

                                   METROPOLITAN MORTGAGE & SECURITIES CO., INC. AND SUBSIDIARIES
                                             COMPUTATION OF EARNINGS PER COMMON SHARE
                                          (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


                                           Nine Months Ended
                                               June 30                         Year Ended September 30
                                          -------------------   -----------------------------------------------------
                                                                                (Dollars in Thousands)
                                            1999       1998       1998        1997       1996       1995       1994
                                          --------   --------   --------   ---------   --------   --------   --------
Earnings:
  Net income                              $ 16,086    $10,660    $10,327     $ 9,668    $ 8,038    $ 6,303    $ 5,478
  Preferred dividends                       (2,639)    (2,849)    (3,732)     (4,113)    (3,868)    (4,038)    (3,423)
                                          --------   --------   --------   ---------   --------   --------   --------
Net income available to common
  stockholders                            $ 13,447   $  7,811    $ 6,595     $ 5,555    $ 4,170    $ 2,265    $ 2,055
                                          ========   ========   ========   =========   ========   ========   ========
Weighted average number of common
  shares outstanding (1)                       130        130        130         130        130        131        137
                                          ========   ========   ========   =========   ========   ========   ========
Net income per common share               $103,436    $60,085    $50,728     $42,733    $32,073    $17,288    $14,996


(1)  All information retroactively reflects the reverse common stock split of 2,250:1 which occurred during the fiscal year ended
September 30, 1994.
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